Exhibit 10.7
Base Contract for Sale and Purchase of Natural Gas
     This Base Contract is entered into as of the following date: 8-08-05. The parties to this Base Contract are the following:

Cornerstone Energy, Inc.	and	Amaizing Energy, LLC
11011 Q Street, Suite 106A, Omaha, NE 68137		2404 W Hwy 30, Denison, Iowa 51442
Duns Number: 114371912		Duns Number: 120353755
Contract Number:		Contract Number:
U.S. Federal Tax ID Number: 74-304-7168		U.S. Federal Tax ID Number: 42-1522123

Notices:
11011 Q Street, Suite 106A, Omaha, NE 68137		2404 W Hwy 30, Denison, Iowa 51442
Attn: Contract Administration		Attn:
Phone: 402-829-940 Fax: 402-829-3901		Phone: 1-800-590-2827 Fax: 712-263-4134

Confirmation:
11011 Q Street, Suite 106A, Omaha, NE 68137		same as above
Attn: Contract Administration		Attn:
Phone: 402-829-940 Fax: 402-829-3901		Phone:

Invoices and Payments:
Invoices: 11011 Q Street, Suite 106A, Omaha, NE 68137		same as above
Attn: Accounts Payable
Check Payments: P.O. Box 3807, Omaha, NE 68103		Phone:

Wire Transfer of ACH Numbers (if applicable):
BANK: Commercial Federal Bank		BANK:
ABA: 304072080		ABA:
ACCT: 93873670		ACCT:
Other Details: Customer Account # with Cornerstone		Other Details:

This Base Contract incorporates by reference for all purposes the General Terms and Conditions for Sale and Purchase of Natural Gas published by the North American Energy Standards Board. The parties hereby agree to the following provisions offered in said General Terms and Conditions. In the event the parties fail to check a box, the specified default provision shall apply. Select only one box from each section:

Section 1.2	■	Oral (default) – backed up by written	Section 7.2	■	25 th Day of Month following Month of
Transaction		Transaction Confirmation.	Payment Date		delivery (default)
Procedure	❑	Written		❑	_______ Day of Month following Month of delivery
Section 2.5	■	2 Business Days after receipt (default)	Section 7.2	■	Wire transfer (default)
Confirm	❑	_______ Business Days after receipt	Method of	❑	Automated Clearinghouse Credit (ACH)
			Payment	❑	Check
Section 2.6	❑	Seller (default)	Section 7.7	■	Netting applies (default)
Confirming	❑	Buyer	Netting	❑	Netting does not apply
Party	■	Cornerstone Energy _______________
Section 3.2	■	Cover Standard (default)	Section 10.3.1	■	Early Termination Damages Apply (default)
Performance Obligation	❑	Spot Price Standard	Early. Termination		Early Termination. Damages Do Not Apply
Damages
Note: The following Spot Price Publication applies to both of the immediately preceding.			Section 10.3.2 Other Agreement	■ ❑	Other Agreement Setoffs Apply (default) Other Agreement Setoffs Do Not Apply
Section 2.26	■	Gas Daily Midpoint (default)	Setoffs
Spot Price	❑	____________________________	Section 14.5
			Choice Of Law		_____________Iowa________________________
Section 6	■	Buyer Pays At and After Delivery Point	Section 14.10	■	Confidentiality applies (default)
Taxes		(default)	Confidentiality	❑	Confidentiality does not apply
	❑	Seller Pays Before and At Delivery Point
■ Special Provisions Number of sheets attached: two(2)
❑ Addendum(s): None
IN WITNESS WHEREOF, the parties hereto have executed this Base Contract in duplicate.

CORNERSTONE ENERGY, INC. Party Name	AMAIZING ENERGY, LLC Party Name

By	By	/a/ Alan H. Jentz

Name:	Name:
Title:	Title:	General Manager

Copyright © 2002 North American Energy Standards Board, Inc.		NAESB Standard 6.3.1
All Rights Reserved	Page 1 of 11	April 19, 2002

General Terms and Conditions
Base Contract for Sale and Purchase of Natural Gas
SECTION 1. PURPOSE AND PROCEDURES
1.1. These General Terms and Conditions are intended to facilitate purchase and sale transactions of Gas on a Firm or Interruptible basis. “Buyer” refers to the party receiving Gas and “Seller” refers to the party delivering Gas. The entire agreement between the parties shall be the Contract as defined in Section 2.7.
The parties have selected either the “Oral Transaction Procedure” or the “Written Transaction Procedure” as indicated on the Base Contract.
Oral Transaction Procedure:
1.2. The parties will use the following Transaction Confirmation procedure. Any Gas purchase and sale transaction may be effectuated in an EDI transmission or telephone conversation with the offer and acceptance constituting the agreement of the parties. The parties shall be legally bound from the time they so agree to transaction terms and may each rely thereon. Any such transaction shall be considered a “writing” and to have been “signed”. Notwithstanding the foregoing sentence, the parties agree that Confirming Party shall, and the other party may confirm a telephonic transaction by sending the other party a Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means within three Business Days of a transaction covered by this Section 1.2 (Oral Transaction Procedure) provided that the failure to send a Transaction Confirmation shall not invalidate the oral agreement of the parties. Confirming Party adopts its confirming letterhead, or the like, as its signature on any Transaction Confirmation as the identification and authentication of Confirming Party. If the Transaction Confirmation contains any provisions other than those relating to the commercial terms of the transaction (i.e., price, quantity, performance obligation, delivery point, period of delivery and/or transportation conditions), which modify or supplement the Base Contract or General Terms and Conditions of this Contract (e.g., arbitration or additional representations and warranties), such provisions shall not be deemed to be accepted pursuant to Section 1.3 but must be expressly agreed to by both parties; provided that the foregoing shall not invalidate any transaction agreed to by the parties.
Written Transaction Procedure:
1.2. The parties will use the following Transaction Confirmation procedure. Should the parties come to an agreement regarding a Gas purchase and sale transaction for a particular Delivery Period, the Confirming Party shall, and the other party may, record that agreement on a Transaction. Confirmation and communicate such Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means, to the other party by the close of the Business Day following the date of agreement. The parties acknowledge that their agreement will not be binding until the exchange of nonconflicting Transaction Confirmations or the passage of the Confirm Deadline without objection from the receiving party, as provided in Section 1.3.
1.3. If a sending party’s Transaction Confirmation is materially different from the receiving party’s understanding of the agreement referred to in Section 1.2, such receiving party shall notify the sending party via facsimile, EDI or mutually agreeable electronic means by the Confirm Deadline, unless such receiving party has previously sent a Transaction Confirmation to the sending party. The failure of the receiving party to so notify the sending party in writing by the Confirm Deadline constitutes the receiving party’s agreement to the terms of the transaction described in the sending party’s Transaction Confirmation. If there are any material differences between timely sent Transaction Confirmations governing the same transaction, then neither Transaction Confirmation shall be binding until or unless such differences are resolved including the use of any evidence that clearly resolves the differences in the Transaction Confirmations. In the event of a conflict among the terms of (i) a binding Transaction Confirmation pursuant to Section 1.2, (ii) the oral agreement of the parties which may be evidenced by a recorded conversation, where the parties have selected the Oral Transaction Procedure of the Base Contract, (iii) the Base Contract, and (iv) these General Terms and Conditions, the terms of the documents shall govern in the priority listed in this sentence.
1.4. The parties agree that each party may electronically record all telephone conversations with respect to this Contract between their respective employees, without any special or further notice to the other party. Each party shall obtain any necessary consent of its agents and employees to such recording. Where the parties have selected the Oral Transaction Procedure in Section 1.2 of the Base Contract, the parties agree not to contest the validity or enforceability of telephonic recordings entered into in accordance with the requirements of this Base Contract. However, nothing herein shall be construed as a waiver of any objection to the admissibility of such evidence.
SECTION 2. DEFINITIONS
The terms set forth below shall have the meaning ascribed to them below. Other terms are also defined elsewhere in the Contract and shall have the meanings ascribed to them herein.
2.1. “Alternative Damages” shall mean such damages, expressed in dollars or dollars per MMBtu, as the parties shall agree upon in the Transaction Confirmation, in the event either Seller or Buyer fails to perform a Firm obligation to deliver Gas in the case of Seller or

Copyright © 2002 North American Energy Standards Board, Inc.		NAESB Standard 6.3.1
All Rights Reserved	Page 2 of 11	April 19, 2002

to receive Gas in the case of Buyer.
2.2. “Base Contract” shall mean a contract executed by the parties that incorporates these General Terms and Conditions by reference; that specifies the agreed selections of provisions contained herein; and that sets forth other information required herein and any Special Provisions and addendum(s) as identified on page one.
2.3. “British thermal unit” or “Btu” shall mean the International BTU, which is also called the Btu (IT).
2.4. “Business Day” shall mean any day except Saturday, Sunday or Federal Reserve Bank holidays.
2.5. “Confirm Deadline” shall mean 5:00 p.m. in the receiving party’s time zone on the second Business Day following the Day a Transaction Confirmation is received or, if applicable, on the Business Day agreed to by the parties in the Base Contract; provided, if the Transaction Confirmation is time stamped after 5:00 p.m. in the receiving party’s time zone, it shall be deemed received at the opening of the next Business Day.
2.6. “Confirming Party” shall mean the party designated in the Base Contract to prepare and forward Transaction Confirmations to the other party.
2.7. “Contract” shall mean the legally-binding relationship established by (i) the Base Contract, (ii) any and all binding Transaction Confirmations and (iii) where the parties have selected the Oral Transaction Procedure in Section 1.2 of the Base Contract, any and all transactions that the parties have entered into through an EDI transmission or by telephone, but that have not been confirmed in a binding Transaction Confirmation.
2.8. “Contract Price” shall mean the amount expressed in U.S. Dollars per MMBtu to be paid by Buyer to Seller for the purchase of
Gas as agreed to by the parties in a transaction.
2.9. “Contract Quantity” shall mean the quantity of Gas to be delivered and taken as agreed to by the parties in a transaction.
2.10. “Cover Standard”, as referred to in Section 3.2, shall mean that if there is an unexcused failure to take or deliver any quantity of Gas pursuant to this Contract, then the performing party shall use commercially reasonable efforts to (i) if Buyer is the performing party, obtain Gas, (or an alternate fuel if elected by Buyer and replacement Gas is not available), or (ii) if Seller is the performing party, sell Gas, in either case, at a price reasonable for the delivery or production area as applicable, consistent with the amount of notice provided by the nonperforming party; the immediacy of the Buyer’s Gas consumption needs or Seller’s Gas sales requirements, as applicable; the quantities involved; and the anticipated length of failure by the nonperforming party.
2.11. “Credit Support Obligation(s)” shall mean any obligation(s) to provide or establish credit support for, or on behalf of, a party to this Contract such as an irrevocable standby letter of credit, a margin agreement, a prepayment, a security interest in an asset, a performance bond, guaranty, or other good and sufficient security of a continuing nature.
2.12. “Day” shall mean a period of 24 consecutive hours, coextensive with a “day” as defined by the Receiving Transporter in a particular transaction.
2.13. “Delivery Period” shall be the period during which deliveries are to be made as agreed to by the parties in a transaction.
2.14. “Delivery Point(s)” shall mean such point(s) as are agreed to by the parties in a transaction.
2.15. “EDI” shall mean an electronic data interchange pursuant to an agreement entered into by the parties, specifically relating to the communication of Transaction Confirmations under this Contract.
2.16. “EFP” shall mean the purchase, sale or exchange of natural Gas as the “physical” side of an exchange for physical transaction involving gas futures contracts. EFP shall incorporate the meaning and remedies of “Firm”, provided that a party’s excuse for nonperformance of its obligations to deliver or receive Gas will be governed by the rules of the relevant futures exchange regulated under the Commodity Exchange Act.
2.17. “Firm” shall mean that either party may interrupt its performance without liability only to the extent that such performance is prevented for reasons of Force Majeure; provided, however, that during Force Majeure interruptions, the party invoking Force Majeure may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by the Transporter.
2.18. “Gas” shall mean any mixture of hydrocarbons and noncombustible gases in a gaseous state consisting primarily of methane.

Copyright © 2002 North American Energy Standards Board, Inc.		NAESB Standard 6.3.1
All Rights Reserved	Page 3 of 11	April 19, 2002

2.19. “Imbalance Charges” shall mean any fees, penalties, costs or charges (in cash or in kind) assessed by a Transporter for failure to satisfy the Transporter’s balance and/or nomination requirements.
2.20. “Interruptible” shall mean that either party may interrupt its performance at any time for any reason, whether or not caused by an event of Force Majeure, with no liability, except such interrupting party may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by Transporter.
2.21. “MMBtu” shall mean one million British thermal units, which is equivalent to one dekatherm.
2.22. “Month” shall mean the period beginning on the first Day of the calendar month and ending immediately prior to the commencement of the first Day of the next calendar month.
2.23. “Payment Date” shall mean a date, as indicated on the Base Contract, on or before which payment is due Seller for Gas received by Buyer in the previous Month.
2.24. “Receiving Transporter” shall mean the Transporter receiving Gas at a Delivery Point, or absent such receiving Transporter, the Transporter delivering Gas at a Delivery Point.
2.25. “Scheduled Gas” shall mean the quantity of Gas confirmed by Transporter(s) for movement, transportation or management.
2.26. “Spot Price “ as referred to in Section 3.2 shall mean the price listed in the publication indicated on the Base Contract, under the listing applicable to the geographic location closest in proximity to the Delivery Point(s) for the relevant Day; provided, if there is no single price published for such location for such Day, but there is published a range of prices, then the Spot Price shall be the average of such high and low prices. If no price or range of prices is published for such Day, then the Spot Price shall be the average of the following: (i) the price (determined as stated above) for the first Day for which a price or range of prices is published that next precedes the relevant Day; and (ii) the price (determined as stated above) for the first Day for which a price or range of prices is published that next follows the relevant Day.
2.27. “Transaction Confirmation” shall mean a document, similar to the form of Exhibit A, setting forth the terms of a transaction formed pursuant to Section 1 for a particular Delivery Period.
2.28. “Termination Option” shall mean the option of either party to terminate a transaction in the event that the other party fails to perform a Firm obligation to deliver Gas in the case of Seller or to receive Gas in the case of Buyer for a designated number of days during a period as specified on the applicable Transaction Confirmation.
2.29. “Transporter(s)” shall mean all Gas gathering or pipeline companies, or local distribution companies, acting in the capacity of a transporter, transporting Gas for Seller or Buyer upstream or downstream, respectively, of the Delivery Point pursuant to a particular transaction.
SECTION 3. PERFORMANCE OBLIGATION
3.1. Seller agrees to sell and deliver, and Buyer agrees to receive and purchase, the Contract Quantity for a particular transaction in accordance with the terms of the Contract. Sales and purchases will be on a Firm or Interruptible basis, as agreed to by the parties in a transaction.
The parties have selected either the “Cover Standard” or the “Spot Price Standard” as indicated on the Base Contract.
Cover Standard:
3.2. The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive Gas shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the positive difference, if any, between the purchase price paid by Buyer utilizing the Cover Standard and the Contract Price, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller for such Day(s); or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in the amount equal to the positive difference, if any, between the Contract Price and the price received by Seller utilizing the Cover Standard for the resale of such Gas, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually taken by Buyer for such Day(s); or (iii) in the event that Buyer has used commercially reasonable efforts to replace the Gas or Seller has used commercially reasonable efforts to sell the Gas to a third party, and no such replacement or sale is available, then the sole and exclusive remedy of the performing party shall be any unfavorable difference between the Contract Price and the Spot Price, adjusted for such transportation to the applicable Delivery Point, multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller and received by Buyer for such Day(s). Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for Imbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall be payable five Business Days after presentation of the performing party’s invoice, which shall set forth the basis upon which such amount was calculated.

Copyright © 2002 North American Energy Standards Board, Inc.		NAESB Standard 6.3.1
All Rights Reserved	Page 4 of 11	April 19, 2002

Spot Price Standard:
3.2. The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive Gas shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the Contract Price from the Spot Price; or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the applicable Spot Price from the Contract Price. Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for Imbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall be payable five Business Days after presentation of the performing party’s invoice, which shall set forth the basis upon which such amount was calculated.
3.3. Notwithstanding Section 3.2, the parties may agree to Alternative Damages in a Transaction Confirmation executed in writing by both parties.
3.4. In addition to Sections 3.2 and 3.3, the parties may provide for a Termination Option in a Transaction Confirmation executed in writing by both parties. The Transaction Confirmation containing the Termination Option will designate the length of nonperformance triggering the Termination Option and the procedures for exercise thereof, how damages for nonperformance will be compensated, and how liquidation costs will be calculated.
SECTION 4. TRANSPORTATION, NOMINATIONS, AND IMBALANCES
4.1. Seller shall have the sole responsibility for transporting the Gas to the Delivery Point(s). Buyer shall have the sole responsibility for transporting the Gas from the Delivery Point(s).
4.2. The parties shall coordinate their nomination activities, giving sufficient time to meet the deadlines of the affected Transporter(s). Each party shall give the other party timely prior Notice, sufficient to meet the requirements of all Transporter(s) involved in the transaction, of the quantities of Gas to be delivered and purchased each Day. Should either party become aware that actual deliveries at the Delivery Point(s) are greater or lesser than the Scheduled Gas, such party shall promptly notify the other party.
4.3. The parties shall use commercially reasonable efforts to avoid imposition of any Imbalance Charges. If Buyer or Seller receives an invoice from a Transporter that includes Imbalance Charges, the parties shall determine the validity as well as the cause of such Imbalance Charges. If the Imbalance Charges were incurred as a result of Buyer’s receipt of quantities of Gas greater than or less than the Scheduled Gas, then Buyer shall pay for such Imbalance Charges or reimburse Seller for such Imbalance Charges paid by Seller. If the Imbalance Charges were incurred as a result of Seller’s delivery of quantities of Gas greater than or less than the Scheduled Gas, then Seller shall pay for such Imbalance Charges or reimburse Buyer for such Imbalance Charges paid by Buyer.
SECTION 5. QUALITY AND MEASUREMENT
All Gas delivered by Seller shall meet the pressure, quality and heat content requirements of the Receiving Transporter. The unit of quantity measurement for purposes of this Contract shall be one MMBtu dry. Measurement of Gas quantities hereunder shall be in accordance with the established procedures of the Receiving Transporter.
SECTION 6. TAXES
The parties have selected either “Buyer Pays At and After Delivery Point” or “Seller Pays Before and At Delivery Point” as indicated on the Base Contract.
Buyer Pays At and After Delivery Point:
Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority (“Taxes”) on or with respect to the Gas prior to the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas at the Delivery Point(s) and all Taxes after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party’s responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.
Seller Pays Before and At Delivery Point:
Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority (“Taxes”) on or with respect to the Gas prior to the Delivery Point(s) and all Taxes at the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party’s responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.

Copyright © 2002 North American Energy Standards Board, Inc.		NAESB Standard 6.3.1
All Rights Reserved	Page 5 of 11	April 19, 2002

SECTION 7. BILLING, PAYMENT, AND AUDIT
7.1. Seller shall invoice Buyer for Gas delivered and received in the preceding Month and for any other applicable charges, providing supporting documentation acceptable in industry practice to support the amount charged. If the actual quantity delivered is not known by the billing date, billing will be prepared based on the quantity of Scheduled Gas. The invoiced quantity will then be adjusted to the actual quantity on the following Month’s billing or as soon thereafter as actual delivery information is available.
7.2. Buyer shall remit the amount due under Section 7.1 in the manner specified in the Base Contract, in immediately available funds, on or before the later of the Payment Date or 10 Days after receipt of the invoice by Buyer; provided that if the Payment Date is not a Business Day, payment is due on the next Business Day following that date; In the event any payments are due Buyer hereunder, payment to Buyer shall be made in accordance with this Section 7.2.
7.3. In the event payments become due pursuant to Sections 3.2 or 3.3, the performing party may submit an invoice to the nonperforming party for an accelerated payment setting forth the basis upon which the invoiced amount was calculated. Payment from the nonperforming party will be due five Business Days after receipt of invoice.
7.4. If the invoiced party, in good faith, disputes the amount of any such invoice or any part thereof, such invoiced party will pay such amount as it concedes to be correct; provided, however, if the invoiced party disputes the amount due, it must provide supporting documentation acceptable in industry practice to support the amount paid or disputed. In the event the parties are unable to resolve such dispute, either party may pursue any remedy available at law or in equity to enforce its rights pursuant to this Section.
7.5. If the invoiced party fails to remit the full amount payable when due, interest on the unpaid portion shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.
7.6. A party shall have the right, at its own expense, upon reasonable Notice and at reasonable times, to examine and audit and to obtain copies of the relevant portion of the books, records, and telephone recordings of the other party only to the extent reasonably necessary to verify the accuracy of any statement, charge, payment, or computation made under the Contract. This right to examine, audit, and to obtain copies shall not be available with respect to proprietary information not directly relevant to transactions under this Contract. All invoices and billings shall be conclusively presumed final and accurate and all associated claims for under or overpayments shall be deemed waived unless such invoices or billings are objected to in writing, with adequate explanation and/or documentation, within two years after the Month of Gas delivery. All retroactive adjustments under Section 7 shall be paid in full by the party owing payment within 30 Days of Notice and substantiation of such inaccuracy.
7.7. Unless the parties have elected on the Base Contract not to make this Section 7.7 applicable to this Contract, the parties shall net all undisputed amounts due and owing, and/or past due, arising under the Contract such that the party owing the greater amount shall make a single payment of the net amount to the other party in accordance with Section 7; provided that no payment required to be made pursuant to the terms of any Credit Support Obligation or pursuant to Section 7.3 shall be subject to netting under this Section. If the parties have executed a separate netting agreement, the terms and conditions therein shall prevail to the extent inconsistent herewith.
SECTION 8. TITLE, WARRANTY, AND INDEMNITY
8.1. Unless otherwise specifically agreed, title to the Gas shall pass from Seller to Buyer at the Delivery Point(s). Seller shall have responsibility for and assume any liability with respect to the Gas prior to its delivery to Buyer at the specified Delivery Point(s). Buyer shall have responsibility for and any liability with respect to said Gas after its delivery to Buyer at the Delivery Point(s).
8.2. Seller warrants that it will have the right to convey and will transfer good and merchantable title to all Gas sold hereunder and delivered by it to Buyer, free and clear of all liens, encumbrances, and claims. EXCEPT AS PROVIDED IN THIS SECTION 8.2 AND IN SECTION 14.8, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE, ARE DISCLAIMED.
8.3. Seller agrees to indemnify Buyer and save it harmless from all losses, liabilities or claims including reasonable attorneys’ fees and costs of court (“Claims”), from any and all persons, arising from or out of claims of title, personal injury or property damage from said Gas or other charges thereon which attach before title passes to Buyer. Buyer agrees to indemnify Seller and save it harmless from all Claims, from any and all persons, arising from or out of claims regarding payment, personal injury or property damage from said Gas or other charges thereon which attach after title passes to Buyer.
8.4. Notwithstanding the other provisions of this Section 8, as between Seller and Buyer, Seller will be liable for all Claims to the extent that such arise from the failure of Gas delivered by Seller to meet the quality requirements of Section 5.

Copyright © 2002 North American Energy Standards Board, Inc.		NAESB Standard 6.3.1
All Rights Reserved	Page 6 of 11	April 19, 2002

SECTION 9. NOTICES
9.1. All Transaction Confirmations, invoices, payments and other communications made pursuant to the Base Contract (“Notices”) shall be made to the addresses specified in writing by the respective parties from time to time.
9.2. All Notices required hereunder may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail or hand delivered.
9.3. Notice shall be given when received on a Business Day by the addressee. In the absence of proof of the actual receipt date, the following presumptions will apply. Notices sent by facsimile shall be deemed to have been received upon the sending party’s receipt of its facsimile machine’s confirmation of successful transmission. If the day on which such facsimile is received is not a Business Day or is after five p.m. on a Business Day, then such facsimile shall be deemed to have been received on the next following Business Day. Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving party. Notice via first class mail shall be considered delivered five Business Days after mailing.
SECTION 10. FINANCIAL RESPONSIBILITY
10.1. If either party (“X”) has reasonable grounds for insecurity regarding the performance of any obligation under this Contract (whether or not then due) by the other party (“Y”) (including, without limitation, the occurrence of a material change in the creditworthiness of Y), X may demand Adequate Assurance of Performance. “Adequate Assurance of Performance” shall mean sufficient security in the form, amount and for the term reasonably acceptable to X, including, but not limited to, a standby irrevocable letter of credit, a prepayment, a security interest in an asset or a performance bond or guaranty (including the issuer of any such security).
10.2. In the event (each an “Event of Default”) either party (the “Defaulting Party”) or its guarantor shall: (i) make an assignment or any general arrangement for the benefit of creditors; (ii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; (iii) otherwise become bankrupt or insolvent (however evidenced); (iv) be unable to pay its debts as they fall due; (v) have a receiver, provisional liquidator, conservator, custodian, trustee or other similar official appointed with respect to it or substantially all of its assets; (vi) fail to perform any obligation to the other party with respect to any Credit Support Obligations relating to the Contract; (vii) fail to give Adequate Assurance of Performance under Section 10.1 within 48 hours but at least one Business Day of a written request by the other party; or (viii) not have paid any amount due the other party hereunder on or before the second Business Day following written Notice that such payment is due; then the other party (the “Non-Defaulting Party”) shall have the right, at its sole election, to immediately withhold and/or suspend deliveries or payments upon Notice and/or to terminate and liquidate the transactions under the Contract, in the manner provided in Section 10.3, in addition to any and all other remedies available hereunder.
10.3. If an Event of Default has occurred and is continuing, the Non-Defaulting Party shall have the right, by Notice to the Defaulting Party, to designate a Day, no earlier than the Day such Notice is given and no later than 20 Days after such Notice is given, as an early termination date (the “Early Termination Date”) for the liquidation and termination pursuant to Section 10.3.1 of all transactions under the Contract, each a “Terminated Transaction”. On the Early Termination Date, all transactions will terminate, other than those transactions, if any, that may not be liquidated and terminated under applicable law or that are, in the reasonable opinion of the Non-Defaulting Party, commercially impracticable to liquidate and terminate (“Excluded Transactions”), which Excluded Transactions must be liquidated and terminated as soon thereafter as is reasonably practicable, and upon termination shall be a Terminated Transaction and be valued consistent with Section 10.3.1 below. With respect to each Excluded Transaction, its actual termination date shall be the Early Termination Date for purposes of Section 10.3.1.

Copyright © 2002 North American Energy Standards Board, Inc.		NAESB Standard 6.3.1
All Rights Reserved	Page 7 of 11	April 19, 2002

The parties have selected either “Early Termination Damages Apply” or “Early Termination Damages Do Not Apply” as indicated on the Base Contract.
Early Termination Damages Apply:
     10.3.1. As of the Early Termination Date, the Non-Defaulting Party shall determine, in good faith and in a commercially reasonable manner, (i) the amount owed (whether or not then due) by each party with respect to all Gas delivered and received between the parties under Terminated Transactions and Excluded Transactions on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts (including without limitation any amounts owed under Section 3.2), for which payment has not yet been made by the party that owes such payment under this Contract and (ii) the Market Value, as defined below, of each Terminated Transaction. The Non-Defaulting Party shall (x) liquidate and accelerate each Terminated Transaction at its Market Value, so that each amount equal to the difference between such Market Value and the Contract Value, as defined below, of such Terminated Transaction(s) shall be due to the Buyer under the Terminated Transaction(s) if such Market Value exceeds the Contract Value and to the Seller if the opposite is the case; and (y) where appropriate, discount each amount then due under clause (x) above to present value in a commercially reasonable manner as of the Early Termination Date (to take account of the period between the date of liquidation and the date on which such amount would have otherwise been due pursuant to the relevant Terminated Transactions).
For purposes of this Section 10.3.1, “Contract Value” means the amount of Gas remaining to be delivered or purchased under a transaction multiplied by the Contract Price, and “Market Value” means the amount of Gas remaining to be delivered or purchased under, a transaction multiplied by the market price for a similar transaction at the Delivery Point determined by the Non-Defaulting Party in a commercially reasonable manner. To ascertain the Market Value, the Non-Defaulting Party may consider, among other valuations, any or all of the settlement prices of NYMEX Gas futures contracts, quotations from leading dealers in energy swap contracts or physical gas trading markets, similar sales or purchases and any other bona fide third-party offers, all adjusted for the length of the term and differences in transportation costs. A party shall not be required to enter into a replacement transaction(s) in order to determine the Market Value. Any extension(s) of the term of a transaction to which parties are not bound as of the Early Termination Date (including but not limited to “evergreen provisions”) shall not be considered in determining Contract Values and Market Values. For the avoidance of doubt, any option pursuant to which one party has the right to extend the term of a transaction shall be considered in determining Contract Values and Market Values. The rate of interest used in calculating net present value shall be determined by the Non-Defaulting Party in a commercially reasonable manner.
Early Termination Damages Do Not Apply:
     10.3.1. As of the Early Termination Date, the Non-Defaulting Party shall determine, in good faith and in a commercially reasonable manner, the amount owed (whether or not then due) by each party with respect to all Gas delivered and received between the parties under Terminated Transactions and Excluded Transactions on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts (including without limitation any amounts owed under Section 3.2), for which payment has not yet been made by the party that owes such payment under this Contract.
The parties have selected either “Other Agreement Setoffs Apply” or “Other Agreement Setoffs Do Not Apply” as indicated on the Base Contract.
Other Agreement Setoffs Apply:
     10.3.2. The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the “Net Settlement Amount”). At its sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party may setoff (i) any Net Settlement Amount owed to the Non-Defaulting Party against any margin or other collateral held by it in connection with any Credit Support Obligation relating to the Contract; or (ii) any Net Settlement Amount payable to the Defaulting Party against any amount(s) payable by the Defaulting Party to the Non-Defaulting Party under any other agreement or arrangement between the parties.
Other Agreement Setoffs Do Not Apply:
     10.3.2. The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the “Net Settlement Amount”). At its sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party may setoff any Net Settlement Amount owed to the Non-Defaulting Party against any margin or other collateral held by it in connection with any Credit Support Obligation relating to the Contract.
10.3.3. If any obligation that is to be included in any netting, aggregation or setoff pursuant to Section 10.3.2 is unascertained, the Non-Defaulting Party may in good faith estimate that obligation and net, aggregate or setoff, as applicable, in respect of the estimate, subject to the Non-Defaulting Party accounting to the Defaulting Party when the obligation is ascertained. Any amount not then due which is included in any netting, aggregation or setoff pursuant to Section 10.3.2 shall be discounted to net present value in a commercially reasonable manner determined by the Non-Defaulting Party.
10.4. As soon as practicable after a liquidation, Notice shall be given by the Non-Defaulting Party to the Defaulting Party of the Net Settlement Amount, and whether the Net Settlement Amount is due to or due from the Non-Defaulting Party. The Notice shall include a written statement explaining in reasonable detail the calculation of such amount, provided that failure to give such Notice shall not affect

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the validity or enforceability of the liquidation or give rise to any claim by the Defaulting Party against the Non-Defaulting Party. The Net Settlement Amount shall be paid by the close of business on the second Business Day following such Notice, which date shall not be earlier than the Early Termination Date. Interest on any unpaid portion of the Net Settlement Amount shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.
10.5. The parties agree that the transactions hereunder constitute a “forward contract” within the meaning of the United States Bankruptcy Code and that Buyer and Seller are each “forward contract merchants” within the meaning of the United States Bankruptcy Code.
10.6. The Non-Defaulting Party’s remedies under this Section 10 are the sole and exclusive remedies of the Non-Defaulting Party with respect to the occurrence of any Early Termination Date. Each party reserves to itself all other rights, setoffs, counterclaims and other defenses that it is or may be entitled to arising from the Contract.
10.7. With respect to this Section 10, if the parties have executed a separate netting agreement with close-out netting provisions, the terms and conditions therein shall prevail to the extent inconsistent herewith.
SECTION 11. FORCE MAJEURE
11.1. Except with regard to a party’s obligation to make payment(s) due under Section 7, Section 10.4, and Imbalance Charges under Section 4, neither party shall be liable to the other for failure to perform a Firm obligation, to the extent such failure was caused by Force Majeure. The term “Force. Majeure” as employed herein means any cause not reasonably within the control of the party claiming suspension, as further defined in Section 11.2.
11.2. Force Majeure shall include, but not be limited to, the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings, such as hurricanes, which result in evacuation of the affected area floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe; (ii) weather related events affecting an entire geographic region, such as low temperatures which cause freezing or failure of wells or lines of pipe; (iii) interruption and/or curtailment of Firm transportation and/or storage by Transporters; (iv) acts of others such as strikes, lockouts or other industrial disturbances, riots, sabotage, insurrections or wars; and (v) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, regulation, or policy having the effect of law promulgated by a governmental authority having jurisdiction. Seller and Buyer shall make reasonable efforts to avoid the adverse impacts of a Force Majeure and to resolve the event or occurrence once it has occurred in order to resume performance.
11.3. Neither party shall be entitled to the benefit of the provisions of Force Majeure to the extent performance is affected by any or all of the following circumstances: (i) the curtailment of interruptible or secondary Firm transportation unless primary, in-path, Firm transportation is also curtailed; (ii) the party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch; or (iii) economic hardship, to include, without limitation, Seller’s ability to sell Gas at a higher or more advantageous price than the Contract Price, Buyer’s ability to purchase Gas at a lower or more advantageous price than the Contract Price, or a regulatory agency disallowing, in whole or in part, the pass through of costs resulting from this Agreement; (iv) the loss of Buyer’s market(s) or Buyer’s inability to use or resell Gas purchased hereunder, except, in either case, as provided in Section 11.2; or (v) the loss or failure of Seller’s gas supply or depletion of reserves, except, in either case, as provided in Section 11.2. The party claiming Force Majeure shall not be excused from its responsibility for Imbalance Charges.
11.4. Notwithstanding anything to the contrary herein, the parties agree that the settlement of strikes, lockouts or other industrial disturbances shall be within the sole discretion of the party experiencing such disturbance.
11.5. The party whose performance is prevented by Force Majeure must provide Notice to the other party. Initial Notice may be given orally; however, written Notice with reasonably full particulars of the event or occurrence is required as soon as reasonably possible. Upon providing written Notice of Force Majeure to the other party, the affected party will be relieved of its obligation, from the onset of the Force Majeure event, to make or accept delivery of Gas, as applicable, to the extent and for the duration of Force Majeure, and neither party shall be deemed to have failed in such obligations to the other during such occurrence or event.
11.6. Notwithstanding Sections 11.2 and 11.3, the parties may agree to alternative Force Majeure provisions in a Transaction
Confirmation executed in writing by both parties.
SECTION 12. TERM
This Contract may be terminated on 30 Day’s written Notice, but shall remain in effect until the expiration of the latest Delivery Period of any transaction(s). The rights of either party pursuant to Section 7.6 and Section 10, the obligations to make payment hereunder, and the obligation of either party to indemnify the other, pursuant hereto shall survive the termination of the Base Contract or any transaction.

Copyright © 2002 North American Energy Standards Board, Inc.		NAESB Standard 6.3.1
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SECTION 13. LIMITATIONS
FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY. A PARTY’S LIABILITY HEREUNDER SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, A PARTY’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY. SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.
SECTION 14. MISCELLANEOUS
14.1. This Contract shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, and heirs of the respective parties hereto, and the covenants, conditions, rights and obligations of this Contract shall run for the full term of this Contract. No assignment of this Contract, in whole or in part, will be made without the prior written consent of the non-assigning party (and shall not relieve the assigning party from liability hereunder), which consent will not be unreasonably withheld or delayed; provided, either party may (i) transfer, sell, pledge, encumber, or assign this Contract or the accounts, revenues, or proceeds hereof in connection with any financing or other financial arrangements, or (ii) transfer its interest to any parent or affiliate by assignment, merger or otherwise without the prior approval of the other party. Upon any such assignment, transfer and assumption, the transferor shall remain principally liable for and shall not be relieved of or discharged from any obligations hereunder.
14.2. If any provision in this Contract is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Contract.
14.3. No waiver of any breach of this Contract shall be held to be a waiver of any other or subsequent breach.
14.4. This Contract sets forth all understandings between the parties respecting, each transaction subject hereto, and any prior contracts, understandings and representations, whether oral or written, relating to such transactions are merged into and superseded by this Contract and any effective transaction(s). This Contract may be amended only by a writing executed by both parties.
14.5. The interpretation and performance of this Contract shall be governed by the laws of the jurisdiction as indicated on the Base
Contract, excluding, however, any conflict of laws rule which would apply the law of another jurisdiction.
14.6. This Contract and all provisions herein will be subject to all applicable and valid statutes, rules, orders and regulations of any governmental authority having jurisdiction over the parties, their facilities, or Gas supply, this Contract or transaction or any provisions thereof.
14.7. There is no third party beneficiary to this Contract.
14.8. Each party to this Contract represents and warrants that it has full and complete authority to enter into and perform this Contract. Each person who executes this Contract on behalf of either party represents and warrants that it has full and complete authority to do so and that such party will be bound thereby.
14.9. The headings and subheadings contained in this Contract are used solely for convenience and do not constitute a part of this
Contract between the parties and shall not be used to construe or interpret the provisions of this Contract.
14.10. Unless the parties have elected on the Base Contract not to make this Section 14.10 applicable to this Contract, neither party shall disclose directly or indirectly without the prior written consent of the other party the terms of any transaction to a third party (other than the employees, lenders, royalty owners, counsel, accountants and other agents of the party, or prospective purchasers of all or substantially all of a party’s assets or of any rights under this Contract, provided such persons shall have agreed to keep such terms confidential) except (i) in order to comply with any applicable law, order, regulation, or exchange rule, (ii) to the extent necessary for the enforcement of this Contract , (iii) to the extent necessary to implement any transaction, or (iv) to the extent such information is delivered

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to such third party for the sole purpose of calculating a published index. Each party shall notify the other party of any proceeding of which it is aware which may result in disclosure of the terms of any transaction (other than as permitted hereunder) and use reasonable efforts to prevent or limit the disclosure. The existence of this Contract is not subject to this confidentiality obligation. Subject to Section 13, the parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with this confidentiality obligation. The terms of any transaction hereunder shall be kept confidential by the parties hereto for one year from the expiration of the transaction.
In the event that disclosure is required by a governmental body or applicable law, the party subject to such requirement may disclose the material terms of this Contract to the extent so required, but shall promptly notify the other party, prior to disclosure, and shall cooperate (consistent with the disclosing party’s legal obligations) with the other party’s efforts to obtain protective orders or similar restraints with respect to such disclosure at the expense of the other party.
14.11 The parties may agree to dispute resolution procedures in Special Provisions attached to the Base Contract or in a Transaction Confirmation executed in writing by both parties.
DISCLAIMER: The purposes of this Contract are to facilitate trade, avoid misunderstandings and make more definite the terms of contracts of purchase and sale of natural gas. Further, NAESB does not mandate the use of this Contract by any party. NAESB DISCLAIMS AND EXCLUDES, AND ANY USER OF THIS CONTRACT ACKNOWLEDGES AND AGREES TO NAESB’S DISCLAIMER OF, ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THIS CONTRACT OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE (WHETHER OR NOT NAESB KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. EACH USER OF THIS CONTRACT ALSO AGREES THAT UNDER NO CIRCUMSTANCES WILL NAESB BE LIABLE FOR ANY DIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY USE OF THIS CONTRACT.

Copyright © 2002 North American Energy Standards Board, Inc.		NAESB Standard 6.3.1
All Rights Reserved	Page 11 of 11	April 19, 2002

EXHIBIT A
TRANSACTION CONFIRMATION
FOR IMMEDIATE DELIVERY

Letterhead/Logo	Date: ,

Transaction Confirmation #:

This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated _________. The terms of this Transaction Confirmation are binding unless disputed in writing within 2 Business Days of receipt unless otherwise specified in the Base Contract.

SELLER:	BUYER:
Amaizing Energy, LLC
2404 W Hwy 30
Denison, Iowa 51442
Attn:	Attn:
Phone:	Phone: 1-800-590-2827
Fax:	Fax: 712-263-4134
Base Contract No.	Base Contract No.
Transporter:	Transporter:
Transporter Contract Number:	Transporter Contract Number:

Contract Price: $____________/MMBtu or

Delivery Period: Begin:________________,____________ End: __________________, ____________
Performance Obligation and Contract Quantity: (Select One)

Firm (Fixed Quantity): Firm (Variable Quantity): Interruptible:
, MMBtus/day ; MMBtus/day Minimum Up to MMBtus/day
☐ EFP MMBtus/day Maximum
Subject to Section 4.2 at election of
☐ Buyer of ☐ Seller
Delivery Point(s):
(If a pooling point is used, list a specific geographic and pipeline location):

Special Conditions:

Seller:	Buyer: Amaizinq Energy, LLC
By:	By:
Title:	Title:
Date:	Date:

Cornerstone Energy	Transaction Confirmation

This Transaction Confirmation confirms the agreement between Cornerstone Energy, Inc. (Seller) and Amaizing Energy, LLC (Buyer) regarding the purchase and sale of natural gas as of Aug 8th, 2005. The Transaction Confirmation is subject to the Terms and Conditions set forth herein and in the NAES Base Contract between the parties.
Acct #:                                        ☑ New Acct                      Base Contract #:                   Trans. Conf. #:
Contract Term                                                                       Transaction Type                                                MDQ
Start: August 1, 2005                End: July 31, 2006          ☐ Firm          ☐ Secondary Firm           ☐ Interruptible

Delivery Point	Delivery Information
☑ Into-the-Pipe	Pipeline Name: Northern Natural Gas Co	LDC: Aquila Networks
☐ LDC City Gate	Zone/Line Segment: Zone ABC	LDC Acct#:
☐ Direct Connect	POI #:	City/State: Denison, IA
Contract Volumes to the Delivery Point (MMBtu): (Specify Year) (Designate multiple sites and associated volumes on Page 3.)

MDQ
Year	Jan	Feb	Mar	Apr	Jun		Jul	Aug	Sept	Oct	Nov	Dec	Total
2005								62,000	60,000	93,000	90,000	93,000	398,000
2006	93,000	84,000	93,000	90,000	93,000	90,000	93,000						636,000
Total	93,000	84,000	93,000	90,000	93,000	90,000	93,000	62,000	60,000	93,000	90,000	93,000	1,034,000
Billable Volume: ☑ Actual Consumption     ☐ Nominations
Contract Price at the Delivery Point                                        Prices stated in: ☑ MMBtu ☐ Other
For the Monthly Contract Volumes stated above
 ☑ Index Price:          Based on index for deliveries to NNG Ventura as published in Inside FERC plus $                     plus fuel
Natural gas will be billed as it flows through the meter in the following order: (1) Fixed, Basis, or NYMEX price; (2) Spot or Index Price. Cost components not included in the Contract Price, but incurred by Seller will be billed to Buyer at the applicable market rate.
Fuel on Interstate Pipeline
☐ Is included in the Contract Price          ☑ Will be billed by Seller to Buyer
If Fuel is not included in the Contract Price, it will be billed based on:
☑ The monthly index price for gas delivered to the Delivery Point specified herein
☐ The fixed price for gas delivered to the Delivery Point specified herein
Evergreen Pricing Provisions
Should Seller continue to deliver to Buyer beyond the term of this Ordering Exhibit, said deliveries will be made thereafter for successive 30 day extensions, until terminated by either party by giving written notice not less than thirty (30) days prior to the expiration of the applicable one-year term extension. The default “Evergreen Price” will equal the Gas Daily Average for deliveries to NNG Venture as published in Inside FERC plus applicable transportation, fuel, and any other charges associated with the delivery of gas for the month in which the delivery occurred. The default “Evergreen Volume” shall equal the previous calendar year’s monthly consumption in MMBtu for the applicable month unless otherwise designated by Buyer.
Cash-Out     Monthly imbalances managed by: ☑ Cornerstone per the provisions below          ☐ Utility per tariff
                                                                             ☐ Cornerstone per the Balance Service Contract with Buyer
Monthly Imbalance Cash Out Provisions
The Index price for volumes below or in excess of the Monthly Contract Volumes will be billed based upon the gas daily daily midpoint rate for the month of delivery plus all applicable transportation, fuel, and other delivery charges associated with the delivery of gas to the customer’s citygate.

Cornerstone Energy	Transaction Confirmation

Nominations, Scheduling, and Daily Balancing				Storage
Responsibility:	Buyer	Seller	Not Applicable
Nominations	☐	☑	☐	☐ Buyer assigns its pipeline storage account to Seller
Scheduling	☐	☑	☐	☐ Buyer assigns its Utility storage account to Seller
Daily Balance	☐	☑	☐	☑ Not applicable
Special Provisions
Seller will provide daily balancing services for Buyer. The daily balancing service is intended for typical daily variances for ongoing plant operation. This daily swing range will be plus or minus 25% of the daily nomination in addition to the penalty free tolerance allowed by the LDC. Daily variations beyond this tolerance will be balanced on a best efforts basis and would potentially include buying/selling gas on an intraday basis at intraday prices. Daily cashout for variances from baseload volumes within the provided tolerance range will e Gas Daily Daily Midpoint plus $.025 (buy) or Gas Daily Daily Midpoint minus $.025 (sell). For SOL or critical days, consumption must be less than or equal to the amount of gas delivered. Buyer will not incur LDC tiered monthly imbalance cashouts.
Site(s) Covered by Transaction Confirmation (Invoices will include tax unless customer has provided Cornerstone an exemption certificate for each site.)

Facility Name:	Amaizing Energy, LLC	Tax Exempt*:	☐ Yes ☑ No
Street Address:	2404 W Hwy 30	Inside City Limits:	☐ Yes ☑ No
City, State, Zip:	Denison, IA 51442	County: Crawford
Utility Account #:		Utility: Aquila Networks

Buyer’s Address
Company Name:	FC Stone	Contact: Corny Boersma
Street Address:	10330 NW Prairie View Road	Phone: 816-457-6277
City, State, Zip:	Kansas City, MO 64157	Fax: 816-891-9190

Billing Address (if different)
Company Name:		Attn:

Street Address:		Phone:

City, State Zip:		Fax:

Buyer:	Signature: /s/ Alan H. Jentz
Amaizing Energy, LLC

	Title: General Manager	Date: Aug 8, 2005

Seller:	Signature:
Title Vice President, Sales
Cornerstone Energy, LLC		Date:
IF ANY OF THE ABOVE TERMS ARE CONTRARY TO YOUR UNDERSTANDING OF OUR AGREEMENT, PLEASE NOTIFY US IN WRITING SPECIFYING YOUR OBJECTIONS. FAILURE TO SO NOTIFY US WITHIN TWO (2) BUSINESS DAYS OF THE DATE OF THIS TRANSACTION CONFIRMATION CONSTITUTES YOUR ACCEPTANCE OF THE TERMS SPECIFIED HEREIN.

SPECIAL PROVISIONS
Special Provisions to Base Contract for Sale and Purchase of Natural Gas (NAESB) dated ___, 2005 between Cornerstone Energy, Inc. (Seller) and Amaizing Energy, LLC (Buyer).
If the terms of these Special Provisions and the other terms of the Base Contract conflict, the terms of these Special Provisions shall govern. Any definitions used in the Base Contract, unless otherwise defined in these Special Provisions, shall have the same meaning in these Special Provisions.
Any references herein to “General Teems and Conditions” shall mean the document attached to and foaming part of the Base Contract entitled “General Terms and Conditions Base Contract for Sale and Purchase of Natural Gas” and setting forth the General Teems and Conditions of the agreement between the parties.
Any reference to a Section in these Special Provisions refers to the same Section of the General Teims and Conditions to the Base Contract.
SECTION 4 — TRANSPORATION, NOMINATIONS, AND IMBALANCES
The following sentence is added to paragraph 4.1:
The Delivering Pipeline for the purposes of this Agreement is the Northern Natural Gas Pipeline. All deliveries shall be as described in the Delivering Pipeline’s tariffs, which terms and conditions are incorporated herein by reference. The Delivery Point for the purposes of this Agreement is the point at which the six inch pipeline owned by Seller connects to Denison, Iowa #1, POI 2828 located on Aquila Networks utility system located at the facilities of Buyer.
SECTION 6 — TAXES
Delete the paragraph following the title “Buyer Pays At and After Delivery Point” and replace it with the following:
To the extent permitted by law, Buyer will be responsible for and will pay all taxes and assessments assessed against the natural gas and services being sold to Buyer after the natural gas has been received at the final delivery point, (including any gas revenue tax and Iowa natural gas replacement delivery tax). If Buyer is entitled to a tax exemption, it is Buyer’s responsibility to provide Seller with evidence of such.
SECTION 10 — FINANCIAL RESPONSIBILITY
Paragraphs 10.1, 10.2 and 10.3 are deleted in their entirety and is replaced with the following:
10.1 To the extent reasonably requested, each party shall provide to the other party the financial information necessary to perform a credit evaluation of the other party. If either party (“X”) has reasonable grounds for insecurity regarding the performance of any obligation under this Contract (whether or not then due) by the other party (“Y”) (including, without limitation, the occurrence of a material change in the creditworthiness of Y), X may demand Adequate Assurance of Performance. “Adequate Assurance of Performance” shall mean sufficient security in the faun, amount and for the teen reasonably acceptable to X, including, but not limited to, a standby irrevocable letter of credit, a prepayment, a security interest in an asset or a performance bond or guaranty (including the issuer of any such security)
10.2 Each of the following events shall constitute an “Event of Default” under the Contract: either party (the “Defaulting Party”) or its guarantor shall: (i) make an assignment or any general arrangement for the benefit of creditors; (ii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; (iii) otherwise become bankrupt or insolvent (however evidenced); (iv) be unable to pay its debts as they fall due; (v) have a receiver, provisional liquidator, conservator, custodian, trustee or other similar official appointed with respect to it or substantially all of its assets; (vi) fail to perform any obligation to the other party with respect to any Credit Support Obligations relating to the Contract; (vii) fail to give Adequate Assurance of Performance under Section 10.1 within 48 hours but at least one Business Day of a written request by the other party; or (viii) not have paid any amount due the other party hereunder on or before the second Business Day following written Notice that such payment is due. Upon an Event of Default as described above, the other party (the “Non-Defaulting Party”) shall give the Defaulting Party written notice of said Event of Default, and the Defaulting Party shall have 8 days from the date of the Notice in which to cure said Event of Default (the “Cure Period”). Upon expiration of the Cure Period, if the Defaulting Party has not cured the Event of Default, the Non-Defaulting Party shall have the right, at its sole election, to withhold and/or suspend deliveries or payments and/or to terminate and liquidate the transactions under the Contract, in the manner provided in Section 10.3, in addition to any and all other remedies available hereunder.
Paragraph 10.3 is deleted in its entirety and is replaced with the following:
10.3 If an Event of Default has occurred, the Non-Defaulting Party shall have the right, by its Notice to the Defaulting Party, to designate a Day, no earlier than 8 Days after such Notice is given, as an early termination date (the “Early Termination Date”) for the liquidation and termination pursuant to Section 10.3.1 of all transactions under the Contract, each a “Terminated Transaction.” On the Early Termination Date, if the Defaulting Party has not cured the Event of Default, all transactions will terminate, other than those transactions, if any, that may not be liquidated and terminated under applicable law or that are, in the reasonable opinion of the Non-Defaulting Party, commercially impracticable to liquidate and terminate (“Excluded Transactions”), which Excluded Transactions must be liquidated and terminated as soon thereafter as is reasonably practicable, and upon termination shall be a Terminated Transaction and be valued consistent with Section 10.3.1 below. With respect to each Excluded Transaction, its actual termination date shall be the Early Termination Date for purposes of Section 10.3.1.
A Paragraph 14.1 is deleted in its entirety and is replaced with the following:
14.1 Unless the parties have elected on the Base Contract not to make this Section 14.10 applicable to this Contract, neither party shall disclose directly or indirectly without the prior written consent of the other party the terms of any transaction to a third party (other than the employees, lenders, royalty owners, counsel, accountants and other agents of the party, or prospective purchasers of all or substantially all of a party’s assets or of any rights under this Contract, provided such persons shall have agreed to keep such terms confidential) except (i) in order to comply with any applicable law, order, regulation, or exchange rule, (ii) to the extent necessary for the enforcement of this Contract , (iii) to the extent necessary to implement any transaction, or (iv) to the extent such information is delivered to such third party for the sole purpose of calculating a published index. Each party shall notify the other party of any proceeding of which it is aware which may result in disclosure of the terms of any transaction (other than as permitted hereunder) and use reasonable efforts to prevent or limit the disclosure. The existence of this Contract is not subject to this confidentiality obligation. Subject to Section 13, the parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with this confidentiality obligation. The terms of any transaction hereunder shall be kept confidential by the parties hereto for one year from the expiration of the transaction.
In the event that disclosure is required by a governmental body or applicable law, the party subject to such requirement may disclose the material terms of this Contract to the extent so required, but shall promptly notify the other party, prior to disclosure, and shall cooperate (consistent with the disclosing party’s legal obligations) with the other party’s efforts to obtain protective orders or similar restraints with respect to such disclosure at the expense of the other party. Notwithstanding the foregoing, notification to the non-disclosing party shall not be required if disclosure of such material term is required by a governmental body or applicable law due to either party becoming a publicly reporting company.
dd as Section 14.12 of the Miscellaneous Section
14.12 Seller will provide index pricing and NYMEX basis pricing under normal payment terms per the NAESB Base Contract. Seller will provide NYMEX locks for Buyer subject to a maximum out of the money (OOM) position of $500,000. The OOM position is defined as the difference between the total aggregate NYMEX contract volume weighted average price and the total aggregate volume weighted average price based upon the NYMEX market settlement on the most recent settlement. This determination will be by Seller. Seller will include substantiation to Buyer of required assurance amount (OOM amount in excess of $500,000). Buyer will provide assurances in the form of a Letter of Credit agreement (LOC) to cover OOM amounts or a cash deposit to cover the OOM position in excess of $500,000. Buyer will implement a reserve on behalf of Buyer per the LOC, or provide a cash deposit via wire payment to Seller, either within 5 days of notification of Buyer by Seller of required assurance. If Buyer does not provide assurance as requested, and in the absence of a reasonable dispute as the OOM amount, Seller will be deemed to be in default and remedies described in NAESB Section 10 will apply. In the event that the OOM amount drops back to within the $500,000 limitation for 10 consecutive market days, then the Seller will net the deposit amount back to the Buyer on the next scheduled bill, or Buyer may cancel the LOC reserve, whichever applies. If NYMEX contract locks are requested for periods that exceed 9 months, Seller at it’s sole discretion has the right to impose volume limitations depending upon the level of gas market prices. In any case, the OOM limitation applies to any outstanding NYMEX positions. Seller also agrees to review the OOM limitation periodically upon review of current financial updates provided by Buyer, and at Seller’s sole discretion would increase or decrease the OOM limitation based upon findings of current financial creditworthiness.
PAGE 10 of 10 — EXHIBIT A — TRANSACTION CONFIRMATION FOR IMMEDIATE DELIVERY
This form shall be deleted in its entirety and replaced by Cornerstone Energy’s Transaction Confirmation form. Any reference in the Base Contract to the “Transaction Confirmation” shall be intended to refer to Cornerstone Energy’s Transaction Confirmation.
THE PARTIES DO HEREBY REPRESENT AND WARRANT THAT THE GENERAL TERMS AND CONDITIONS OF THE BASE CONTRACT HAVE NOT BEEN MODIFIED, ALTERED, OR AMENDED IN ANY RESPECT EXCEPT FOR THESE SPECIAL PROVISIONS WHICH ARE ATTACHED TO AND MADE A PART OF THE BASE CONTRACT.

CORNERSTONE ENERGY, INC.	AMAIZING ENERGY, LLC

By:	By:	/s. Alan H. Jentz

Title:	Title: